Exhibit 99.1

Exterran Holdings Reports Third-Quarter 2015 Results

•	Spin-off of international services and global fabrication businesses expected to close today

•	EBITDA, as adjusted, of $155 million for the quarter, compared to $171 million for the third quarter 2014

HOUSTON, Nov. 3, 2015 - Exterran Holdings, Inc. (NYSE: EXH) today reported EBITDA, as adjusted (as defined below), of $155.1 million for the third quarter 2015, compared to $162.5 million for the second quarter 2015 and $170.6 million for the third quarter 2014.

Revenue was $649.5 million for the third quarter 2015, compared to $683.8 million for the second quarter 2015 and $723.8 million for the third quarter 2014.

Fabrication backlog was $516.2 million at September 30, 2015, compared to $600.5 million at June 30, 2015 and $839.9 million at September 30, 2014. Bookings were $177.0 million for the third quarter 2015, compared to $149.6 million for the second quarter 2015 and $334.2 million for the third quarter 2014.

On October 18, 2015, Exterran Holdings declared a regular dividend of $0.15 per share of common stock, a rate of $0.60 per share on an annualized basis, which was paid on October 30, 2015, to stockholders of record at the close of business on October 26, 2015.

“Despite challenging market conditions, we achieved solid performance across all our businesses in the third quarter 2015,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer. “Our production-related services businesses demonstrated a relatively stable top line and consistent gross margins, and our fabrication business captured a modest increase in bookings compared to the second quarter.

“Later today we expect to complete the separation transaction we announced in November 2014. This separation will allow both the U.S. services business and the international services and global fabrication businesses to capture more profit and growth, as well as generate more value for investors.”

During the third quarter of 2015, as a result of currency devaluation in Brazil and increases in the company’s Brazil subsidiary’s intercompany payables, Exterran recorded non-cash currency losses of $26.7 million. These currency losses, which are excluded from EBITDA, as adjusted, are included in other income (expense) on the condensed consolidated statement of operations and, as a result, impact net income (loss) from continuing operations attributable to Exterran stockholders, excluding items per diluted common share ($0.39 per share impact in the third quarter).

Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items, for all periods excludes the benefit of proceeds from the two previously announced sales of Exterran Holdings’ previously-nationalized Venezuelan assets, the benefit of which was $24.0 million for the third quarter 2015, compared to $5.1 million for the second quarter 2015 and $23.2 million for the third quarter 2014. At September 30, 2015, Exterran was still due to receive approximately $96 million of principal payments from the sales of these assets. In October 2015, Exterran received an installment payment of $19.1 million related to the sale of its Venezuelan wholly-owned assets. Exterran has not recognized amounts payable to the company from PDVSA Gas relating to the sales of our previously nationalized assets and, therefore, this income will be recognized as income from discontinued operations in the fourth quarter 2015 when the proceeds were received.

Net loss from continuing operations attributable to Exterran stockholders, excluding items, for the third quarter 2015 was $30.5 million, or $0.45 per diluted common share. In addition to excluding the benefit related to our nationalized Venezuelan assets discussed above, these amounts also exclude a $20.7 million tax benefit recognized for the credit for increasing research activities, non-cash long-lived asset impairment charges of $23.7 million related to our contract operations businesses and restructuring and other charges of $12.0 million, which included costs associated with the planned spin-off and our cost reduction plan driven by current market conditions. Net income from continuing operations attributable to Exterran stockholders, excluding items, was $15.6 million, or $0.22 per diluted common share, for the second quarter 2015, and $17.8 million, or $0.25 per diluted common share, for the third quarter 2014.

Net loss attributable to Exterran stockholders was $6.3 million, or $0.09 per diluted common share, for the third quarter 2015. Net loss attributable to Exterran stockholders was $1.4 million, or $0.02 per diluted common share, for the second quarter 2015, and net income attributable to Exterran stockholders was $34.1 million, or $0.48 per diluted common share, for the third quarter 2014.

The cash distribution to be received by Exterran Holdings based upon its limited partner and general partner interests in Exterran Partners, L.P. is $18.9 million for the third quarter 2015, compared to $18.5 million for the second quarter 2015 and $14.8 million for the third quarter 2014.

Conference Call Details
Exterran Holdings and Exterran Partners, L.P. will host a joint conference call on Tuesday, Nov. 3, 2015, to discuss their third-quarter 2015 financial results. The call will begin at 11:00 a.m. Eastern Time.

To listen to the call via a live webcast, please visit Exterran’s website at www.exterran.com. The call also will be available by dialing 800-446-2782 in the United States and Canada or +1-847-413-3235 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Exterran conference call number 41044930.

A replay of the conference call will be available on Exterran’s website for approximately seven days. Also, a replay may be accessed by dialing 888-843-7419 in the United States and Canada or +1-630-652-3042 for international calls. The access code is 41044930#.

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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of Exterran Holdings’ Venezuelan assets.

Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue.

About Exterran Holdings
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum-from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’ financial and operational strategies and ability to successfully effect those strategies; Exterran Holdings’ plan to conduct a separation of certain of its businesses, the possibility that the proposed transaction will be consummated, the timing of its consummation and the expected benefits from the proposed transaction; Exterran Holdings’ expectations regarding future economic and market conditions; Exterran Holdings’ financial and operational outlook and ability to fulfill that outlook; demand for Exterran Holdings’ products and services and growth opportunities for those products and services; and statements regarding amounts due from the sales of Exterran Holdings’ nationalized Venezuelan assets.

While Exterran Holdings believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; delays, costs and difficulties that could impact the completion and expected results of the proposed separation transaction; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; changes in safety, health, environmental and other regulations; and the performance of Exterran Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2014, Exterran Corporation’s Registration Statement on Form 10 and those set forth from time to time in Exterran Holdings’ and Exterran Corporation’s filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Holdings expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE
Exterran Holdings, Inc.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Revenues:
North America contract operations	$191,692	$198,259	$191,000
International contract operations	114,104	115,250	124,355
Aftermarket services	82,443	90,834	96,005
Fabrication	261,262	279,489	312,472
	649,501	683,832	723,832

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	77,927	81,221	82,453
International contract operations	41,114	44,745	47,983
Aftermarket services	63,773	70,171	75,510
Fabrication	226,925	240,854	251,401
Selling, general and administrative	82,124	83,874	94,806
Depreciation and amortization	94,924	94,325	98,256
Long-lived asset impairment	23,708	15,420	12,385
Restructuring and other charges	11,998	19,604	219
Interest expense	28,577	28,398	25,737
Equity in income of non-consolidated affiliates	(5,084)	(5,062)	(4,951)
Other (income) expense, net	30,129	1,005	4,663
	676,115	674,555	688,462

Income (loss) before income taxes	(26,614)	9,277	35,370
Provision for (benefit from) income taxes	(3,605)	1,742	11,215
Income (loss) from continuing operations	(23,009)	7,535	24,155
Income from discontinued operations, net of tax	18,776	254	18,003
Net income (loss)	(4,233)	7,789	42,158
Less: Net income attributable to the noncontrolling interest	(2,071)	(9,178)	(8,108)
Net income (loss) attributable to Exterran stockholders	$(6,304)	$(1,389)	$34,050

Basic income (loss) per common share(1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$(0.37)	$(0.03)	$0.24
Income from discontinued operations attributable to Exterran common stockholders	0.28	0.01	0.27
Net income (loss) attributable to Exterran common stockholders	$(0.09)	$(0.02)	$0.51
Diluted income (loss) per common share(1):
Income (loss) from continuing operations attributable to Exterran common stockholders	$(0.37)	$(0.03)	$0.23
Income from discontinued operations attributable to Exterran common stockholders	0.28	0.01	0.25
Net income (loss) attributable to Exterran common stockholders	$(0.09)	$(0.02)	$0.48

Weighted average common shares outstanding used in income (loss) per common share:
Basic	68,560	68,514	66,432
Diluted	68,560	68,514	70,406

Dividends declared and paid per common share	$0.15	$0.15	$0.15

(1) Basic and diluted net income (loss) attributable to Exterran common stockholders per common share was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net income (loss) attributable to Exterran common stockholders per common share.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)
	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Revenues:
North America contract operations	$191,692	$198,259	$191,000
International contract operations	114,104	115,250	124,355
Aftermarket services	82,443	90,834	96,005
Fabrication	261,262	279,489	312,472
	$649,501	$683,832	$723,832

Gross Margin (1):
North America contract operations	$113,765	$117,038	$108,547
International contract operations	72,990	70,505	76,372
Aftermarket services	18,670	20,663	20,495
Fabrication	34,337	38,635	61,071
Total	$239,762	$246,841	$266,485

Selling, General and Administrative	$82,124	$83,874	$94,806
% of revenue	13%	12%	13%

EBITDA, as Adjusted (1)	$155,060	$162,453	$170,648
% of revenue	24%	24%	24%

Capital expenditures	$96,073	$114,397	$147,529
Less: Proceeds from sale of PP&E	(2,508)	(10,438)	(6,337)
Net Capital expenditures	$93,565	$103,959	$141,192

Gross Margin Percentage:
North America contract operations	59%	59%	57%
International contract operations	64%	61%	61%
Aftermarket services	23%	23%	21%
Fabrication	13%	14%	20%
Total	37%	36%	37%

Total Available Horsepower (at period end):
North America contract operations	4,267	4,246	4,125
International contract operations	1,209	1,216	1,268
Total	5,476	5,462	5,393

Total Operating Horsepower (at period end):
North America contract operations	3,580	3,618	3,588
International contract operations	961	938	952
Total	4,541	4,556	4,540

Average Operating Horsepower:
North America contract operations	3,600	3,652	3,514
International contract operations	952	948	952
Total	4,552	4,600	4,466

Horsepower Utilization (at period end):
North America contract operations	84%	85%	87%
International contract operations	79%	77%	75%
Total	83%	83%	84%

	September 30,	June 30,	September 30,
	2015	2015	2014
Fabrication Backlog:
Compression & accessory	$110,586	$150,981	$174,540
Production & processing equipment	379,187	389,037	549,961
Installation	26,419	60,479	115,374
Total	$516,192	$600,497	$839,875

Balance Sheet:
Debt - Parent level	$680,738	$707,391	$737,720
Debt - Exterran Partners, L.P.	1,395,166	1,382,371	1,220,013
Total consolidated debt	$2,075,904	$2,089,762	$1,957,733
Exterran stockholders' equity	$1,816,737	$1,826,533	$1,793,778

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
	Three Months Ended
	September 30,	June 30,	September 30,
	2015	2015	2014

Reconciliation of GAAP to Non-GAAP Financial Information:
Net income (loss)	$(4,233)	$7,789	$42,158
Income from discontinued operations, net of tax	(18,776)	(254)	(18,003)
Income (loss) from continuing operations	(23,009)	7,535	24,155
Depreciation and amortization	94,924	94,325	98,256
Long-lived asset impairment	23,708	15,420	12,385
Restructuring and other charges	11,998	19,604	219
Investment in non-consolidated affiliates impairment	33	—	—
Proceeds from sale of joint venture assets	(5,117)	(5,062)	(4,951)
Interest expense	28,577	28,398	25,737
Loss on currency exchange rate remeasurement of intercompany balances	27,551	491	2,766
Expensed acquisitions costs	—	—	866
Provision for (benefit from) income taxes	(3,605)	1,742	11,215
EBITDA, as adjusted (1)	155,060	162,453	170,648
Selling, general and administrative	82,124	83,874	94,806
Equity in income of non-consolidated affiliates	(5,084)	(5,062)	(4,951)
Investment in non-consolidated affiliates impairment	(33)	—	—
Proceeds from sale of joint venture assets	5,117	5,062	4,951
Loss on currency exchange rate remeasurement of intercompany balances	(27,551)	(491)	(2,766)
Expensed acquisitions costs	—	—	(866)
Other (income) expense, net	30,129	1,005	4,663
Gross Margin (1)	$239,762	$246,841	$266,485

Net income (loss) attributable to Exterran stockholders	$(6,304)	$(1,389)	$34,050
Income from discontinued operations, net of tax	(18,776)	(254)	(18,003)
Research and Development Tax Credit	(20,677)	—	—
Items, after-tax:
Long-lived asset impairment (including the impact on noncontrolling interest)	12,281	9,025	6,379
Restructuring and other charges (including the impact on noncontrolling interest)	8,039	13,278	88
Investment in non-consolidated affiliates impairment	33	—	—
Proceeds from sale of joint venture assets	(5,117)	(5,062)	(4,951)
Expensed acquisition costs (including the impact on noncontrolling interest)	—	—	199
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding items	$(30,521)	$15,598	$17,762

Diluted income (loss) from continuing operations attributable to Exterran common stockholders	$(0.37)	$(0.03)	$0.23
Adjustment for items, after-tax, per common share (2)	(0.08)	0.25	0.02
Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items (1)(2)	$(0.45)	$0.22	$0.25

(1) Management believes EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, management uses EBITDA, as adjusted, as a valuation measure.

(2) Diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.1 million, $0.4 million and $0.2 million for the three months ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively, from our calculation of diluted net income (loss) from continuing operations attributable to Exterran common stockholders per common share, excluding items.